UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 7, 2010
RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     Annual Meeting Results
     The Annual Meeting of Stockholders of the Company was held on October 7, 2010. The following matters were voted on at the Annual Meeting and received the approval of the Company’s stockholders:
     (i) Election of David A. Daberko, William A. Papenbrock, Frank C. Sullivan and Thomas C. Sullivan as Directors of the Company. The nominees were elected as Directors with the following votes:
David A. Daberko

For	58,072,024
Withheld	42,385,860
Broker non-votes	15,466,683
William A. Papenbrock

For	58,828,081
Withheld	41,629,803
Broker non-votes	15,466,683
Frank C. Sullivan

For	66,018,188
Withheld	34,439,696
Broker non-votes	15,466,683
Thomas C. Sullivan

For	65,962,881
Withheld	34,495,003
Broker non-votes	15,466,683
     In addition to the Directors above, the following Directors’ terms of office continued after the Annual Meeting: Frederick R. Nance, Charles A. Ratner, William B. Summers, Jr., Jerry Sue Thornton, John P. Abizaid, Bruce A. Carbonari, James A. Karman, Donald K. Miller and Joseph P. Viviano.
     (ii) The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2011 was approved with the following votes:

For	115,002,798
Against	664,963
Abstain	256,806
Broker non-votes	0
     For information on how the votes for the above matters were tabulated, see the Company’s definitive Proxy Statement used in connection with the Annual Meeting of Stockholders on October 7, 2010.

Item 8.01.	Other Events.
     On October 7, 2010, the Company issued a press release announcing an increase in its quarterly cash dividend. A copy of the press release is furnished with this current report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company, dated October 7, 2010, announcing a dividend increase.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc. (Registrant)
Date October 8, 2010
/s/ Edward W. Moore
Edward W. Moore
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release of the Company, dated October 7, 2010, announcing a dividend increase.